UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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date of Report (Date of earliest event reported): July 30, 2012

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33771 (Commission File Number)	20-0178991 (I.R.S. Employer Identification Number)
Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (852) 3960 6506

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Further to its prior public filings, the Company hereby provides additional information regarding its investigations into highly questionable activities involving former chairman and chief executive officer Ron Chan Tze Ngon (“Mr. Chan”), former President-China Jiang Xiangyuan (“Mr. Jiang”) and their associates (collectively, “Prior Management)”:

Efforts to Recover Assets of the Company

•	Wuhan Litigation. On June 26, 2012, one of the Company’s PRC-based subsidiaries, ChinaCast (Beijing) Education Technology Limited, filed a lawsuit in the Intermediate People’s Court of Wuhan (the “Wuhan Court”) against eleven individuals who have been involved in improper attempts to illegally transfer the Company’s equity ownership in Wuhan Jiyang Education Investment Co., Ltd (“Jiyang”), a former PRC-based subsidiary of the Company and the holding company of Hubei Industrial University Business College (“HIUBC”), one of the Company’s three private colleges. The Company believes the transfer attempt of Jiyang was illegal on multiple fronts including self-dealing and a lack of consideration paid. The initial transfer attempt of Jiyang was to two former employees of the Company, Mr. Jiang, and Mr. Shi Shicheng, who was recently detained for a period by Chongqing law enforcement officers related to misappropriation of school funds at the Foreign Trade Business College of Chongqing Normal University. We have briefed relevant government authorities of this litigation.

•	Hong Kong Injunction / Prior Management’s Hong Kong Assets. As previously disclosed in the Company’s Form 8-K dated June 25, 2012, the High Court of the Hong Kong Special Administrative Region, Court of First Instance granted an injunction against Prior Management to prevent them from disposing of assets, up to a value of US$125 million, held in Hong Kong which were illegally gained through the misappropriation of Company funds. In response to this injunction, certain members of Prior Management recently filed affidavits with the court listing assets held by them in Hong Kong. The affidavits have disclosed cash balances, shares, real estate and motor vehicles totaling approximately US$6 million. The Company believes, however, that the value of assets held by Prior Management in Hong Kong is actually significantly higher than reflected in the affidavits. In support of this belief, the Company has learned that certain assets of Prior Management have recently been transferred out of their names and into the names of their family members, including one transfer of certain assets for approximately thirteen cents (or HK$1.00). The Company will vigorously contest these recent attempts to transfer, and any future attempts to transfer, assets of Prior Management located in Hong Kong.

Additional Information on Investigations into Questionable Activities

•	Embezzlement of Funds by Prior Management. As previously disclosed in the Company’s Form 8-K dated May 14, 2012, the Company learned that approximately US$120 million in cash was withdrawn from bank accounts of the Company’s Shanghai-based subsidiaries, namely Yupei Training Information Technology (Shanghai) Ltd. (“Yupei”) and ChinaCast Technology (Shanghai) Limited (“CCT SH”), over a period of time beginning in July 2011, and greatly accelerating in November 2011, through unauthorized transfers directed by Prior Management. Also as previously disclosed in the Company’s Form 8-K dated June 12, 2012, upon regaining possession of the replacement business licenses and chops necessary to take certain actions for Yupei and CCT SH, the Company gained full access to the bank statements of Yupei and CCT SH and began an audit of these accounts.

The Company recently hired a Shanghai-based forensic accounting firm to assist with the audit. Our findings to date, which have been based on reviews of the bank statements over an initial review period from June 2011 to April 2012 (the “Initial Review Period”) and other evidence, have revealed a series of frequent (almost daily), readily identifiable and significant inflows and outflows of cash involving family members, friends and related companies of Prior Management and other unrelated companies. Such transfers appear to be unconnected and inconsistent with the Company’s historical revenue collection cycle and normal expenditures for operations. While it is too early to conclude the exact nature and purpose of such inflows and outflows of cash from these bank accounts, the Company believes that these transfers were done at the direction of Prior Management without authorization from the Company’s board of directors and for improper purposes.

Our findings to date have also revealed that certain subsidiaries of the Company pledged a total of approximately US$37 million in cash deposits on separate occasions to secure bank borrowings by unrelated parties. In one such instance, the Company has learned that the unrelated party involved defaulted on its loan and, as a result, the cash deposits pledged against such loan were taken by the bank as collateral for the loan. It is unclear to the Company why Prior Management would pledge the Company’s cash deposits as collateral to secure bank borrowings of unrelated parties.

The Company, with the assistance from the Shanghai-based forensic accounting firm, is in the process of auditing the bank account transactions of Yupei and CCT SH for periods prior to the Initial Review Period as well as beginning a review of cash transfers occurring with the Company’s offshore bank accounts.

All of the above information is in the process of being shared and reviewed by various China government officials, law enforcement authorities and banking authorities across all relevant jurisdictions. In some cases, certain law enforcement authorities are sharing information with the Company. The Company intends to seek full recovery of its cash balances illegally removed from its bank accounts by Prior Management.

•	Claim Stemming from Unauthorized Loan. CCT SH and Yupei were sued by Wu Caiyu, an unidentified third party, in the People’s Court of Xuhui District, Shanghai on June 13, 2012. According to the claimant, CCT SH defaulted on a US$835,000 loan that was guaranteed by Yupei. Neither the loan nor the guarantee was previously disclosed to, or authorized by, the Company’s board of directors. According to the claimant, the loan was entered into on February 8, 2012, and originally due on April 2, 2012, but extended to June 2, 2012. The Company will continue to further investigate this transaction and share information with various law enforcement and regulatory bodies in the PRC and elsewhere as warranted.

Safe Harbor Statement

This Form 8-K may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express the Company’s current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including, among others, the risk factors described in the Company's periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this filing, and the Company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: July 30, 2012

CHINACAST EDUCATION CORPORATION

By:	/s/ Derek Feng
Derek Feng Chief Executive Officer